Exhibit 31.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

I, Stratton Nicolaides, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Numerex Corp..;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013

/s/ Stratton Nicolaides
Stratton Nicolaides Chairman of the Board and Chief Executive Officer